                                                                    Exhibit 3.2B


                              TRANSMONTAIGNE INC.
             Resolutions Adopted By Consent to Corporation Action
                             Dated August 14, 1998


Pursuant to Article 9 of the Corporation's By-Laws, the fiscal year of the Corporation be and hereby is changed to a June 30 year-end, effective June 30, 1998.